UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2006

QI SYSTEMS INC.
(Exact name of registrant as specified in its charter)

000-30948
(Commission File Number)

Delaware	20-5126146
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

609 Cheek Sparger Road, Suite 300, Colleyville, Texas, USA 76034
(Address of principal executive offices and Zip Code)

(817) 427-8611
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 18, 2006, we became obligated to repay a secured, non-interest bearing loan in the amount of $250,000 to BFL Group LLC. The agreement, pursuant to which the loan was made, provides that if the loan is not repaid within 90 days, interest will accrue at a monthly rate of 2.5% of the principal unpaid balance. As a condition of the loan, we must apply $150,000 of the proceeds to pay off two of our existing loans.

Item 3.02	Unregistered Sales of Equity Securities.

As a funding fee for the loan described in Item 2.03 above, we issued to BFL Group LLC, 500,000 restricted shares of our common stock. The closing price per share of our common stock reported by the Nasdaq Bulletin Board on December 18, 2006 was $0.057, which price was considered in determining the number of shares issued to BFL Group LLC. The issuance of the restricted shares was made without registration under the Securities Act of 1933, as amended in reliance upon Section 4(2) and Regulation D promulgated under the Act. BFL Group LLC received the restricted shares for its own account and for investment and not with a view to distribute or resell the restricted shares. The issuance of the restricted shares to BFL Group did not involve any form of general solicitation or advertising or the use of underwriters, and no commissions were paid in connection therewith.

On December 22, 2006, we issued 50,000 shares of our common stock to Mr. Stephen B. Riegel, Vice President of Business Development, as part of his employment arrangement. Pursuant to this arrangement, Mr. Riegel previously received 50,000 shares of our common stock upon his hire.

On December 22, 2006, we issued 100,000 shares of our common stock to Mr. Donny V. Lee, Chief Technology Officer, as part of his service agreement with us. Pursuant to the agreement, Mr. Lee will receive 100,000 shares of our common stock upon his hire and an additional 100,000 shares of our common stock after completing six months of service.

On December 22, 2006, we issued 60,000 shares of our common stock to a dependent of Lance Bauerlein, an investor relations consultant, for services rendered on our behalf.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Mr. Richard H. Murray's employment as our Senior Vice President and General Manager of Canadian Operations was terminated on November 1, 2007. Mr. Murray will remain a member of our Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QI SYSTEMS INC.

By:	/Robert I. McLean Jr/

Name: Robert I. McLean Jr.
Title: Chief Financial Officer & Chief Operating Officer
Dated: December 26, 2006